EXHIBIT 10.1.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of the 29th day of January, 2001 between COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025 and BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), with chief executive offices located at 3748 Highway 45 North, Columbus, Mississippi 39701.

                                    RECITALS

         A. Borrower and Coast have heretofore entered into a certain Loan and Security Agreement dated as of January 24, 2000 (as the same has been and may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which, among other things, Coast has agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans and financial accommodations to Borrower.

         B. Pursuant to the Credit Agreement, Coast received a Continuing Guaranty and a Principal and Interest Payment Guaranty of SJMB, L.P., and others, which guarantees were secured by a certain Stock Pledge Agreement by SJMB, L.P. of capital stock owned by it in Collins & Ware, Inc. and the proceeds of the sale thereof.

         C. The Credit Agreement further provided that in the event of a sale of such capital stock, the amount of $10,000,000.00 of the sales proceeds would be pledged in cash to Coast in a manner satisfactory to Coast to secure the guaranties of SJMB, L.P. and others to Coast.

         D. SJMB, L.P. entered into an agreement for the sale of its stock interest in Collins & Ware, Inc. and that as a result of such sale, after satisfaction in full of various third party obligations of SJMB, L.P. the net remaining cash proceeds were $8,200,000. SJMB, L.P. requested, and Coast agreed, to accept said cash proceeds in lieu of the $10,000,000 of cash proceeds which SJMB, L.P., was obligated to deliver to Coast.

         E. SJMB, L.P., has now requested that in lieu of the cash deposit of $8,200,000 with Coast, it provide an unconditional, irrevocable commercial letter of credit in the amount of $8,200,000 and Coast is willing to accept said letter of credit in lieu of the cash deposit upon the terms and conditions hereinafter set forth.

         F. Coast is willing to modify the terms of the Credit Agreement and related documents to reflect acceptance of an unconditional, irrevocable, commercial letter of credit in the amount of $8,200,000 in lieu of the cash proceeds from the sale of SJMB, L.P.'s interest in Collins & Ware, Inc. in lieu of the prior requirements upon the terms and conditions hereinafter set forth.

         G. Borrower has requested that Coast agree to further modify the Credit Agreement in certain additional respects, and Coast is willing to accommodate such request pursuant to the terms and conditions of this Amendment.

         H. The following Events of Default have occurred and are continuing under the Credit Agreement: (a) Borrower failed to make a principal payment on account of Term Loan A as required by Section 2.1(b) of the Credit Agreement in an amount equal to 50% of projected less actual Excess Cash Flow for the three month period ending July 31, 2000, which payment was due on August 31, 2000, and
(b) Borrower is not in compliance with the following covenants:(i) as of June 30, 2000, the covenant as to Minimum Tangible Net Worth set forth in Section 8.1(a) of the Credit Agreement; (ii) for the quarter ending June 30, 2000, the covenant as to Debt Service Coverage Ratio set forth in Section 8.1(b) of the Credit Agreement; and (iii) the limitation on capital expenditures set forth in
Section 8.5(b) of the Credit Agreement (collectively, the "Existing Defaults").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intended to be legally bound hereby, the parties hereto mutually agree as follows:

         1. Recitals. All the foregoing recitals are incorporated herein as though set forth at length.

         2. Defined Terms. All capitalized terms used herein but not elsewhere defined shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment.

         3. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

                  3.1 Amendments regarding sale of stock in Collins & Ware, Inc.

                           3.1.1 Subparagraph 22 of Section 5.14 of the Schedule
to Credit Agreement is hereby amended by deleting "Ten Million Dollars ($10,000,000.00)" in the fourth line thereof and substituting "Eight Million Two Hundred Thousand Dollars ($8,200,000.00)" in lieu thereof.

                           3.1.2 Coast  acknowledges  receipt of said $8,200,000
and has released its security interest in the shares of Collins & Ware, Inc. pledged to it as reflected in that certain Security Agreement - Stock Pledge, dated as of January 24, 2000.

                           3.1.3 Said  $8,200,000  has been deposited with Coast
as collateral for performance of the obligations of SJMB, L.P. and others under its Continuing Guaranty to Coast dated January 24, 2000. However, upon receipt of an unconditional, irrevocable, commercial letter of credit ("Letter of Credit") issued by Southwest Bankcorporation of Texas or another financial institution, and in form and substance, acceptable to Coast in its sole and absolute discretion, in the amount of $8,200,000.00, the cash deposit of $8,200,000.00 shall be returned to SJMB, L.P. The Letter of Credit shall not expire prior to twelve (12) months from the date thereof and shall be renewable for additional twelve (12) month periods until April 30, 2006 no later than thirty (30) days prior to its scheduled expiration date. Upon failure of the Letter of Credit to be renewed at least thirty (30) days prior to its scheduled expiration date, or upon the occurrence of an uncured default under the Continuing Guaranty, Coast may draw upon the entire balance of the Letter of Credit and apply it to the obligations due Coast under the Guaranty, the Credit Agreement or other Loan Documents. In the event that all obligations due Coast under the Guaranty, Credit Agreement or other Loan Documents are paid in full, the Letter of Credit shall be returned to SJMB, L.P.

                           3.1.4  Simultaneously  with  the  execution  of  this
Agreement, SJMB, L.P. and the other Guarantors shall execute and deliver First Amendments to Guaranty and such other documents as Coast may reasonably request, in form and substance acceptable to Coast in its sole and absolute discretion.

                  3.2      Other Amendments to Credit Agreement.


                           3.2.1   Excess   Cash   Flow.   Notwithstanding   the
provisions of Section 2.1(b) of the Credit Agreement, Coast hereby agrees that the obligation of Borrower to make principal payments on Term Loan A in the amount of fifty percent (50%) of Borrower's Excess Cash Flow for the immediately preceding month shall be modified, solely on the following terms and conditions:

                                    a. No principal payments of Excess Cash Flow
shall be made when due to Coast for the months of August, 2000, to and including, June, 2001.

                                    b. All  principal  payments  of Excess  Cash
Flow deferred as set forth above shall be paid in full to Coast on or before June 30, 2001.

                                    c.  In  the  event   that  the   controlling
shareholders of Borrower do not complete a sale of all or substantially all of the assets of Borrower, or the ownership interests therein, in an amount sufficient to pay all obligations due Coast under or related to the Credit Agreement and the Loan Documents on or before June 30, 2001, if the deferred Excess Cash Flow payments set forth in subsection a. above have not been paid to Coast by the Borrower on or before July 20, 2001, St. James Capital Partners, L.P. shall, on or before said date, make, or cause to be made, an additional equity investment in Borrower in an amount sufficient to pay in full to Coast the aggregate amount of Excess Cash Flow due Coast for the period August, 2000, to and including, June, 2001, but not paid to Coast as set forth above in subsection a. Failure of said equity investment to be made or said deferred Excess Cash Flow payments to be paid in full to Coast on or before July 20, 2001, shall be an Event of Default.

                                    d. St. James Capital Partners,  L.P., by its
execution  of this  Amendment,  hereby  agrees  to be bound by the terms of this
Section 3.2.1, and agrees to execute any additional documents Coast deems necessary or appropriate to evidence its obligations hereunder.

                           3.2.2    Tangible Net Worth.

                                    a.   For   the   purposes   of   determining
Borrower's compliance with Section 8.1(a) of the Credit Agreement for the quarter ending September 30, 2000 only, Tangible Net Worth may be less than that of the previous quarter; provided, however, that the Tangible Net Worth for said quarter ending September 30, 2000 must still increase by an amount equal to 80% of Borrower's net income for said quarter, as presently required, and in no event shall Tangible Net Worth as of September 30, 2000 be less than $5,000,000.00.

                                    b.   For   the   purposes   of   determining
Borrower's compliance with Section 8.1(a) of the Credit Agreement for the quarters ending December 31, 2000 and March 31, 2001 only, Tangible Net Worth may be less than that of the previous quarter; provided, however, that the Tangible Net Worth as of September 30, 2000 must have increased by $1,000,000.00 on June 30, 2001. In determining Tangible Net Worth, accrued interest on debt of Borrower that is subordinated to Borrower's obligations to Coast shall be considered as additional equity.

                           3.2.3 Debt Service  Coverage Ratio.  For the purposes
of determining Borrower's compliance with Section 8.1(b) of the Credit Agreement, the Debt Service Coverage Ratio for the quarter ending September 30, 2000 only shall be 1.0:1.0. Thereafter, Debt Service Coverage Ratio for each quarter shall be 1.25:1.0. In determining the Debt Service Coverage Ration, there shall be excluded from the denominator any interest on debt of Borrower that by its terms is accrued in lieu of being paid in cash when due.

                           3.2.4 Actual  Revenue and EBITDA.  Section  8.1(c) of
the Credit Agreement is hereby deleted in its entirety.

                           3.2.5 Capital  Expenditures  Limits.  With respect to
Section 8.5(b) of the Credit Agreement, the limit on capital expenditures of $50,000.00 per month set forth in the Schedule thereto is hereby deleted.

                           3.2.6    Other Documents and Agreements.

                                    a. Section  5-14(11) of the Credit Agreement
is hereby amended by, beginning on the second line thereof, deleting the balance of said section after "L.P.".

                                    b. Section  5.14(22) of the Credit Agreement
is hereby amended by deleting the following language from the first sentence thereof:

                  "provided,   however,  that  if  Borrower  complies  with  the
covenant regarding Revenues and EBITDA during the applicable twelve (12) consecutive months as set forth in Subsection (c) of Section 8.1 below, such pledged amount will be reduced to $4,000,000.00."

                           3.2.7 Waiver and Amendment Fee; Costs. Upon execution
and delivery of this Amendment, Borrower shall be obligated to pay a Waiver and Amendment Fee to Coast in the amount of $200,000, which fee shall be deemed fully earned upon the effectiveness of this Agreement. The Waiver and Amendment Fee shall be paid to Coast upon the earlier to occur of (a) June 30, 2001 or (b) the sale of all or substantially all of the assets of Borrower, or the ownership interests therein. In addition, Borrower agrees to pay all fees, costs and expenses incurred by Coast in documenting this modification, including the fees and expenses of Coasts's legal counsel.

                           3.2.8  Letter  of  Credit  Fee.  Upon  execution  and
delivery of this Amendment, the Letter of Credit and the First Amendments to Guaranty, Borrower shall be obligated to pay a Letter of Credit Fee to Coast in the amount of $5,000 per month, which fee shall be deemed fully earned at said time. The Letter of Credit Fee shall accrue and be paid to Coast in full upon the earlier to occur of (a) June 30, 2001 or (b) payment in full of all obligations of Borrower to Coast.

         4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions in a manner, form and substance reasonably satisfactory to Coast:

                  4.1 Delivery of Documents. This Amendment, the Letter of Credit and the First Amendments to Guaranty shall have been delivered to Coast, duly authorized and executed by Borrower and Coast, together with such other instruments, documents, certificates, consents, waivers, opinions and financing statements as Coast may reasonably request.

                  4.2 Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by Borrower prior to the date hereof, and, other than the Existing Defaults, no Event of Default or Default shall have occurred and be continuing.

Upon this Amendment becoming effective the Existing Defaults shall be deemed waived. This is a limited waiver only for the Existing Defaults and only for the period specified therein and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Agreement or any of the other Loan Documents.

         5. Representations and Warranties. Borrower hereby confirms to Coast that the representations and warranties set forth in Section 6 of the Credit Agreement (as the same may have been modified or supplemented by, and giving effect to, the reports and disclosures provided to Coast by or on behalf of Borrower prior to the date hereof) are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof. Borrower further represents and warrants to Coast as follows:

                  a. All financial statements and other information delivered to Coast by or on behalf of Borrower in connection with the Loan Documents and this Amendment, were true and correct as of the respective dates thereof, and the financial condition of Borrower and its Subsidiaries has not materially altered as of the date of this Amendment from that presented by the latest such financial statements and other information provided to Coast.

                  b. The Obligations of Borrower under the Loan Documents are absolute and unconditional, and there exists no right of set-off or recoupment, counterclaim or defense of any nature whatsoever to payment and performance of Borrower's Obligations to Coast.

                  c. There are no proceedings pending, threatened against, or affecting Borrower in any court, before any governmental authority, or arbitration board or tribunal which may now or in the future have a Material Adverse Effect.

                  d. Borrower hereby ratifies and reaffirms the Loan Documents to which it is a party (as amended hereby), and represents that all of the foregoing are the valid, binding and enforceable obligations of Borrower .

                  e. All of the representations and warranties of Borrower contained in the Loan Documents (as the same may have been modified or supplemented by, and giving effect to, the reports and disclosures provided to Coast by or on behalf of Borrower prior to the date hereof), are true and correct, in all material respects, as of the date hereof and, as so modified or supplemented, are hereby reaffirmed and ratified.

                  f. Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

                  g. This Amendment and the documents and instruments executed in connection herewith have been authorized by all necessary action and, when executed, will be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  h. Borrower's execution, delivery and performance of this Amendment do not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject; (ii) conflict with or result in a breach of Borrower's Articles of Incorporation or Bylaws or any agreement or instrument to which Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Coast.

         6. No Further Amendments. Except as amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Borrower acknowledges and agrees that other than as specifically set forth herein, Coast does not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Coast's agreement to the terms of this Amendment or any other amendment shall not be deemed to establish or create a custom or course of dealing between Coast, on the one hand, and Borrower, on the other hand.

         7. Counterparts; Telecopy Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         8. Entire Agreement. The Credit Agreement, the other Loan Documents and this Amendment embody the entire agreement and understanding between Borrower and Coast, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof. The parties each warrant to the other that no promise, inducement, representation, or agreement that has not been expressed herein or is not otherwise set forth in such agreements has been made to them in connection with the deliberations or negotiations leading up to the execution of this Amendment.

         9. Further Assurances. Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Coast in order to effectuate fully the intent of this Amendment.

         10. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of California, without regard to conflict of laws principles.

         11. Severability. In the event that any provision of this Amendment is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Amendment shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         12. Headings and Recitals. The paragraph headings used in this Amendment are for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment. The foregoing recitals are hereby incorporated herein by this reference thereto.

         13. No Strict Construction. The language used in this Amendment shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                              BORROWER:

                                              BLACK WARRIOR WIRELINE CORP., a
                                              Delaware corporation



                                              By:
                                                --------------------------------
                                                President or Vice President

                                              By:
                                                --------------------------------
                                                Secretary or Assistant Secretary

                                              COAST:

                                              COAST BUSINESS CREDIT, a  division
                                              of Southern Pacific Bank

                                              By:
                                                   -----------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                   -----------------------------

The foregoing First Amendment to Loan and Security Agreement is hereby approved and accepted and all obligations of the undersigned under that certain Principal and Interest Payment Guaranty dated January 24, 2000 as modified by the First Amendment to Guaranty, and that certain Continuing Guaranty dated January 24, 2000, as modified by the First Amendment to Guaranty, as the case may be, are hereby ratified and confirmed.

Dated:   As of January 29, 2001.



                                               GUARANTORS:

                                               SJMB,  L.P.,  a Delaware  limited
                                               partnership

                                               By:  SJMB,   L.L.C.,  a  Delaware
                                               limited  liability  company,  its
                                               general partner


                                                    By:
                                                         -----------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                         -----------------------



                                               ST. JAMES CAPITAL PARTNERS, L.P.,
                                               a Delaware limited partnership

                                               By: St. James  Capital  Corp.,  a
                                               Delaware corporation, its general
                                               partner


                                                    By:
                                                         -----------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                         -----------------------



                                               ---------------------------------
                                               Chuck Underbrink, an individual